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                            CERTIFICATE OF AMENDMENT
                          (Pursuant to NRS 78.385 and
                                    78.390)
                          ---------------------------

                DEAN HELLER
                SECRETARY of State

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                101 North Carson Street, Suite 3
  SEAL          Carson City, Nevada 89701-4786
                (775) 684-5708
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                Important: Read attached instructions before completing form.


             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 -- AFTER ISSUANCE OF STOCK)
                            -- REMIT IN DUPLICATE --


1.   Name of corporation: MGC Communications, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

          Article I is hereby amended to read as follows:
                                   ARTICLE I
          The name of the corporation is:
                          Mpower Communications Corp.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90.6%.


4.   Signatures (Required):

     /s/ Rolla P. Huff                and     /s/ Russell I. Zuckerman
     ----------------------------             -----------------------------
     President or Vice President              Secretary or Asst. Secretary


* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.


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             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            MGC COMMUNICATIONS, INC.

     We the undersigned Rolla P. Huff, President and Chief Executive Officer, and Russell I. Zuckerman, Secretary, of MGC Communications, Inc. (the "Corporation") do hereby certify:

     That the Board of Directors of the Corporation, on May 12, 2000, duly adopted the following resolutions to amend the Articles of Incorporation as follows:

     RESOLVED, that the Board of Directors hereby declares that it is advisable and in the best interests of the Company that the Company's name be changed from MGC Communications, Inc. to Mpower Communications Corp.

     RESOLVED, that in connection with the foregoing resolution, and subject to Stockholder approval, the Company hereby amends Article 1 of the Company's Articles of Incorporation pursuant to the Certificate of Amendment attached to these resolutions in order to carry out the purpose and intent of the foregoing resolution, and that such amendment be presented to the Stockholders of the Company for approval at the next Annual Meeting of Stockholders.

     RESOLVED, that upon approval of the aforesaid amendment to the Articles of Incorporation by the Stockholders of the Company, the officers of the Company are hereby authorized and directed to execute the Certificate of Amendment, with respect to Article 1, and to file the same with the Nevada Secretary of State and to take any other action that may be necessary or advisable to carry our the purpose and intent of the foregoing resolution.

     The number of shares of the Corporation outstanding and entitled to vote on the foregoing amendment to the Articles of Incorporation was 36,745,019, that the said changes and amendment have been consented to and approved by a vote of 90.6% of each class of stock outstanding and entitled to vote thereon at the Corporation's Annual Meeting of Stockholders, held on June 22, 2000.


                                        MGC COMMUNICATIONS, INC.


                                        By: /s/ Rolla P. Huff
                                          ----------------------------
                                          Rolla P. Huff
                                          President and Chief Executive Officer


                                        Attest: /s/ Russell I. Zuckerman
                                               -------------------------
                                               Russell I. Zuckerman, Secretary


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State of New York             )
                              ) ss.
County of Monroe              )


     On August 7, 2000, personally appeared before me, a Notary Public, Rolla
P. Huff and Russell Zuckerman who acknowledged that they executed the above instrument.


                                   /s/  Karen A. Koch
                                   -----------------------
                                        Notary Public


                                       [NOTARY STAMP]


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